UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2015

Applied DNA Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)
50 Health Sciences Drive Stony Brook, New York 11790 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
631-240-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement.

On March 27, 2015, we entered into an underwriting agreement with Maxim Group LLC, as the sole book running manager and sole representative of the underwriters, with respect to the issuance and sale of an aggregate of 3,820,000 shares of common stock, par value $0.001 per share, together with warrants to purchase an aggregate of 1,528,000 shares of common stock at an exercise price equal to $3.50 per share in an underwritten public offering. The public offering price for each share of common stock together with 0.40 of a warrant was $3.00. Pursuant to the underwriting agreement, we also granted Maxim Group LLC a 45-day option to purchase an additional 573,000 shares of common stock and/or warrants to purchase an additional 229,200 shares of common stock to cover any over-allotments made by the underwriters in the sale and distribution of the shares and warrants.  The Company expects net proceeds, after deducting underwriter discounts and commissions and other offering expenses, to be approximately $10.49 million, or approximately $12.09 million if the underwriters exercise in full their overallotment option.

The shares of common stock and the warrants are being offered and sold to the public pursuant to the Company’s registration statement on Form S-3, (File No. 333-202432) and an accompanying base prospectus, which was declared effective with the U.S. Securities and Exchange Commission on March 10, 2015, and a final prospectus supplement filed with the SEC on March 27, 2015.

Pursuant to the underwriting agreement, we agreed to pay the underwriters Maxim Group LLC and The Benchmark Company a cash fee equal to 7% of the aggregate gross proceeds raised in this offering, except that such cash fee shall be 3.5% for up to $2,000,000 of gross proceeds attributable to investors which may be introduced to the underwriters by us, if any. We also agreed to issue to the underwriters, or their respective designees, warrants, or the Representative’s Warrants, to purchase up to a total of 175,720 shares of common stock (4% of the shares of common stock sold including the over allotment option, or 2% of up to $2,000,000 of shares which may be sold to investors introduced to the underwriters by us, if any) at an initial exercise price of $3.4385 per share of common stock. The Representative’s Warrants have a term of five years, provide for cashless exercise, two demand registration rights with respect to the underlying shares (one at our expense) for a period of five years, and unlimited “piggyback” registration rights with respect to the underlying shares during the five year period commencing six months after the effective date of the offering. Pursuant to customary FINRA rules, the Representative’s Warrants are subject to a 180-day lock-up pursuant to which the representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from March 27, 2015. We have also agreed to pay Maxim Group LLC a non-accountable expense allowance relating to the offering, including without limitation the reasonable fees, disbursements and other charges of the underwriters’ counsel, up to $90,000.

The underwriting agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and Maxim Group LLC, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the underwriting agreement. The offering is expected to close on or about April 1, 2015.

Pursuant to the underwriting agreement, subject to certain exceptions, we have agreed not to offer, sell or otherwise dispose of any of our common stock for a period ending 90 days after the closing date without first obtaining the written consent of Maxim Group LLC, as representative of the underwriters. Subject to certain exceptions, our directors and executive officers have also agreed not to sell or otherwise dispose of any currently held shares of common stock for a period of six months after the date of the final prospectus supplement.

In furtherance of the offering,  we will enter into an amendment to the warrant agreement with American Stock Transfer & Trust Company, LLC, (“AST”)  pursuant to which AST agrees to act as transfer agent with respect to the warrants issued in the offering for us.

The foregoing descriptions of the underwriting agreement  and the Representative’s Warrants are qualified in their entirety by reference to the full text of the underwriting agreement,  and the Representative’s Warrants which are attached to this report on Form 8-K as Exhibits 1.1 and 4.1  and incorporated herein by reference in their entirety.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities,  or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

A shelf registration statement on Form S-3 relating to the shares of common stock and warrants offered by us was filed with the U.S. Securities and Exchange Commission and is effective. The final prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus supplement may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, (800) 724-0761.

Divatex Agreement

On March 25, 2015, we entered into a mutual license agreement with Divatex Home Fashion, Inc., (“Divatex”) a leading supplier of home textiles, to commercialize the first supply chain-DNA-verified cotton product. Divatex will be responsible for marketing and is licensing use of certain trademarks to us while we license our Signature T DNA technology to Divatex to ensure the veracity of the product. The initial term of the license agreement is two (2) years, and we may terminate the license agreement if Divatex does not complete the sale of 45 million pounds of product by the second anniversary of the license agreement. The license agreement is intended to result in revenue sharing by both parties. Divatex is a wholly-owned subsidiary of Himatsingka Seide Ltd., a publicly traded company on the BSE, India.

Item 9.01. Financial Statements and Exhibits.

  (d) Exhibits

1.1*	Underwriting Agreement entered into by and between Applied DNA Sciences, Inc. and Maxim Group LLC as representative of the underwriters named on Schedule A thereto, dated March 27, 2015.
4.1*	Form of Underwriter’s’ Warrant.

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2015	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Underwriting Agreement entered into by and between Applied DNA Sciences, Inc. and Maxim Group LLC as representative of the underwriters named on Schedule A thereto, dated March 27, 2015.
4.1*	Form of Underwriter’s’ Warrant.